                               CREDIT AGREEMENT


    THIS CREDIT AGREEMENT is made as of December 1, 1995 (this "Agreement") between Integrated Sensor Solutions, Inc., a California corporation ("ISS") (formerly known as Integrated Semiconductor Solutions, Inc.), and Silicon Systems, Inc., a Delaware corporation ("SSi").

    WHEREAS, SSi has provided products to ISS, and as a result thereof, ISS is indebted to SSi in the amount of $678,683.54; and

    WHEREAS, SSi and ISS desire to evidence such obligation by a secured promissory note from ISS;

    NOW, THEREFORE, in consideration of the foregoing, the mutual agreements and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                           ARTICLE 1 - DEFINITIONS

    The following definitions shall be applicable to both the singular and plural forms of the defined terms:

    1.1 "Affiliate" means any Person which directly or indirectly controls, is controlled by, or is under common control with, another Person. "Control," "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent or more of the securities having ordinary voting power for the election of directors of a corporation; and provided that ISS and SSi shall not be considered Affiliates.

    1.2 "Agreement" means this Agreement as it may be amended from time to time.

    1.3 "Credit Documents" means, individually and collectively, this Agreement, the Secured Note, the Secured Agreement and all other contracts, instruments, addenda and documents executed in connection with the extension of credit which is the subject of this Agreement, including, without limitation, any financing statements and other documents and instruments related to the security interest granted to SSi pursuant to this Agreement.

    1.4  "Event of Default" means by any event described in ARTICLE 8.

    1.5 "GAAP" means generally accepted accounting principles and practices consistency [SIC] applied.

    1.6 "Liens" means any voluntary or involuntary security interest, mortgage, pledge, claim, charge, encumbrance, title retention agreement, or third party interest, covering all or any part of the property of ISS or any other Person.

    1.7 "May 1993 Agreement" means that certain Loan and Security Agreement dated May 30, 1993 between SSi and ISS.

    1.8  "Person" means any individual or entity.

    1.9 "Related Person" means any Affiliate of ISS, or any officer, employee, director or shareholder of ISS or any Affiliate, or a relative of any of them.

    1.10 "Secured Note" means the promissory note to SSi, substantially in the form attached hereto as EXHIBIT A, executed by ISS to evidence the Loans.

    1.11 "Security Agreement" means the Security Agreement between SSi and ISS, substantially in the form attached hereto as EXHIBIT B.

    1.12 "Shares" means any shares of ISS Common Stock issued or issuable to SSi pursuant to this Agreement.

    1.13 "Silicon Valley Bank Credit Agreement" shall mean that Business Loan Agreement dated June 7, 1995, between Silicon Valley Bank and ISS providing for the loan of up to $1,000,000 to ISS, secured by substantially all the assets of ISS.

                           ARTICLE 2 - SECURED NOTE

    2.1 EVIDENCE OF INDEBTEDNESS. ISS and SSi hereby acknowledge and agree that as of December ____, 1995, ISS was indebted to SSi in the amount of $678,683.54 for SSi products purchased by ISS, as evidenced by SSi's invoices to ISS listed on EXHIBIT C. In consideration of the postponement of the payment and collection of such indebtedness, SSi agrees to take and ISS agrees to execute and deliver to SSi a secured promissory note in the amount of $678,683.54 to the order of SSi (the "Secured Note"), substantially in the form attached hereto as EXHIBIT A, which amount together with any and all interest accrued thereon from December 1, 1995 and any other amounts due and payable with respect thereto shall be due and payable on the earlier of December 1, 1996 or the closing of a public offering of ISS Common Stock.

    2.2 INTEREST ON THE SECURED NOTE. The outstanding principal amount of the Secured Note shall bear simple interest at the rate of nine percent (9%) per annum, payable on the due date of the Secured Note. All interest payments shall be made by delivery to SSi of that number of shares of Common Stock of ISS equal to the amount of interest then due divided by $1.51 (subject to adjustment as set forth in Section 2.6).

    2.3 ACCELERATION. If the obligations under the Secured Note are accelerated pursuant to and in accordance with the terms of this Agreement, ISS shall immediately pay to SSi on demand, all principal outstanding under the Secured Note and all other sums due and owing under any Credit Document including, without limitation, any costs and expenses incurred by SSi in connection with such acceleration. SSi shall provide to ISS a statement of the amount payable on account of any such prepayment, which statement, absent obvious error, shall be conclusive evidence thereof.

    2.4 INTEREST ON OVERDUE PAYMENT. In the event that the obligations under the Secured Note are not paid in full when due or after acceleration by SSi pursuant to the terms hereof, any unpaid principal and interest under the Secured Note shall bear interest from such date, at a fluctuating rate per annum equal to the Prime Rate plus 5%, or the highest rate per annum permitted by applicable law, whichever is less, until paid in full, whether before or after judgment. For purposes of this Agreement, "Prime Rate" means the rate publicly announced from time to time by First Interstate Bank as its prime rate.

    2.5 CALCULATION OF INTEREST. Interest shall be calculated on actual days elapsed on the basis of a 360-day year. In the case of interest on any overdue payments hereunder, each change in the rate of interest shall become effective on the date each Prime Rate change is publicly announced by First Interstate Bank. In no event shall ISS be obligated to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

    2.6 ADJUSTMENT OF CONVERSION RATE FOR INTEREST PAYMENT. The price at which Shares are used to pay interest as set forth in Section 2.2, shall be adjusted from time to time as follows:

           (a) On any recapitalization of ISS through the subdivision or combination of ISS's outstanding shares of Common Stock into a greater or smaller number of shares, such prices shall be reduced or increased, respectively, in the same proportion.

           (b) If ISS takes a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in Common Stock, or in securities convertible or exchangeable for Common Stock, the maximum number of shares of Common Stock issuable in payment of such dividend or distribution, or on conversion of or in exchange for the securities convertible into or exchangeable for Common Stock, shall be deemed to have been issued and to be outstanding as of such record date, and such prices shall be decreased in proportion to the increase in the number of outstanding shares of Common Stock resulting therefrom.

           Upon the occurrence of each adjustment or readjustment of the prices pursuant to this Section 2.6, ISS, at its expense, shall promptly compute such adjustment or readjustment and furnish to SSi a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. ISS shall, upon written request at any time by SSi, furnish or cause to be furnished a like certificate setting forth (i) such adjustments and readjustments, (ii) respective prices in effect at the time, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of rights hereunder.

                         ARTICLE 3 - REGISTRATION RIGHTS

    3.1 Any shares issued by ISS to SSi under Section 2.2, shall be considered as "Shares" under the May 1993 Agreement and SSi shall be entitled to registration rights as set forth therein with respect to such shares.

                          ARTICLE 4 - SECURITY INTEREST

    4.1 GRANT OF SECURITY INTEREST. As security for the payment when due of the principal of and all other amounts due and owing to SSi under the Secured Note, and any other amounts due to SSi from ISS with respect thereto, ISS shall enter into a Security Agreement in the form attached as EXHIBIT B.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

    5.1 DUE ORGANIZATION. ISS is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to conduct business in each jurisdiction in which its business is conducted;

    5.2 AUTHORIZATION, VALIDITY AND ENFORCEABILITY. The execution, delivery and performance of all Credit Documents executed by ISS are within ISS's powers, have been duly authorized and all such Credit Documents constitute valid and binding obligations of ISS, enforceable against ISS in accordance with their respective terms;

    5.3 COMPLIANCE WITH APPLICABLE LAWS. ISS has complied with all licensing, permit and fictitious name requirements, if any, necessary to lawfully conduct the business in which it is engaged and with all laws and regulations applicable to any sales, leases or the furnishing of services by ISS, including without limitation those requiring consumer or other disclosures;

    5.4 LICENSES, TRADEMARKS. ISS has all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises required in order for ISS to conduct its business ad operate its properties as now or proposed to be conducted without conflict with the rights of others.

    5.5 NO CONFLICT. The execution, delivery, and performance by borrower of all Credit Documents are not in conflict with the articles of incorporation or bylaws of ISS or any law, rule, regulation, order or directive, or any indenture agreement, or other agreement, document, instrument or undertaking to which ISS is a party or by which ISS or its properties may be bound or affected;

    5.6 NO LITIGATION, CLAIMS, OR PROCEEDINGS. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of ISS, threatened against or affecting ISS or its property, except as disclosed in writing to SSi prior to the date of this Agreement.

    5.7 NO LIENS. Except for the Lien of Silicon Valley Bank pursuant to the Silicon Valley Bank Credit Agreement, ISS has good and marketable title to the Collateral (as defined in the Security Agreement) and such Collateral is free and clear of all Liens.

    5.8 CORRECTNESS OF FINANCIAL STATEMENTS ISS's financial statements which have been delivered to SSi fairly and accurately reflect ISS's financial condition as of December 31, 1994 and September 30, 1995; and, since each such date, there has been no material adverse change in ISS's financial condition or business.

    5.9 NO SUBSIDIARIES. ISS has no subsidiaries and does not control any other business entity.

    5.10 NO EVENT OF DEFAULT. No Event of Default has occurred and is continuing.

    5.11 CAPITALIZATION. The authorized capital stock of ISS consists solely of 13,500,000 shares of Common Stock, no par value, of which 8,082,968 shares are outstanding, and 7,000,000 shares of Preferred Stock of which 2,000,000 shares are designated Series A Preferred Stock, no par value, of which 2,000,000 shares are outstanding, 678,664 shares are designated Series B Preferred Stock, no par value, of which 678,664 shares are outstanding, 1,340,000 shares are designated Series C Preferred Stock, no par value, of which 1,340,000 shares are outstanding and 1,325,096 are designated Series D preferred Stock, no par value, of which 1,325,096 are outstanding. All of the issued and outstanding shares of ISS are validly issued and outstanding, fully paid and nonassessable, and were not issued in violation or contravention of any applicable federal or state securities laws or regulations or the preemptive rights of any shareholders or any agreement to which ISS is or was a party. ISS has not granted, sold or issued, nor is a party to any agreements, commitments or understandings providing for the grant, sale or issuance of any of its capital stock or other securities, nor are there outstanding any subscriptions, options, warrants, or other rights to purchase or receive, and ISS is not obligated to issue, sell or otherwise transfer any of its shares of capital stock or other securities. There are no outstanding obligations, commitments, understanding or plans of ISS to repurchase, redeem, or otherwise acquire any of its shares of capital stock or other securities.

    5.12 THE SHARES. Upon the issuance of Shares on payment of interest hereunder, all of such Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances, security interests, equities, options, claims, charges, restrictions and defects in title of any nature whatsoever and shall not have been issued in violation of contravention of any applicable federal or state laws or regulations or the preemptive rights of any shareholders or any agreement to which ISS is or will be a party.

                       ARTICLE 6 - AFFIRMATIVE COVENANTS

    Until the repayment in full of the Secured Note, and all accrued interest thereon, and the payment of any other monetary obligations to SSi hereunder, ISS will, unless SSi otherwise consents in writing:

    6.1  NOTICE TO SSi.  Promptly give written notice to SSi of:

          (a) Any litigation or administrative or regulatory proceeding affecting ISS where the amount claimed against ISS is $20,000 or more, or where the granting of the relief requested would have a material adverse effect on ISS' financial condition or business;

          (b) Any substantial dispute which may exists between ISS and any governmental or regulatory authority;

          (c)  Any Event of Default;

          (d) Any change in the location of any of ISS's places of business or of the establishment of any new, or the discontinuance of any existing, place of business;

          (e) Any other matter which has resulted or might result in a material adverse change in ISS's financial condition or business.

    6.2 TAXES AND OTHER LIABILITIES. Pay all ISS's obligations when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which ISS shall maintain appropriate reserves; and timely file all required tax returns.

    6.3 RESERVATION OF STOCK. At all times reserve and keep available out of its authorized by unissued shares of Common Stock sufficient shares of its Common Stock solely for the purpose of effecting the payment of accrued interest on the Secured Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient, ISS will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock so such number of shares as shall be sufficient for such purposes.

    6.4 PAYMENT TERMS. Notwithstanding Section 4.1 of the May 1993 Agreement, pay for all SSi products and services on a net 30 days basis.

                        ARTICLE 7 - NEGATIVE COVENANTS

    Until repayment in full of the Secured Note, and all accrued interest thereon, and the payment of any other monetary obligations to SSi hereunder, ISS will not, without SSi's prior written consent:

    7.1 INDEBTEDNESS. By indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

           (a) The acquisition of supplies or inventory on normal trade credit;

           (b) The endorsement of negotiable instruments for deposit or collection in the ordinary course of ISS's business;

           (c)  The indebtedness of ISS under this Agreement; and

           (d) Indebtedness to Silicon Valley Bank pursuant to the Silicon Valley Bank Credit Agreement.

    7.2 LIENS. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of ISS's property, except:

           (a) Involuntary Liens which, in the aggregate, would not have a material adverse effect on ISS's financial condition or business;

           (b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained:

           (c)  Liens in favor of SSi; and

           (d) Lien in favor of Silicon Valley Bank pursuant to the Silicon Valley Bank Credit Agreement.

    7.3 DIVIDENDS. Pay any dividends except those payable solely in ISS's capital stock; or purchase, redeem or otherwise acquire for value or make any other distribution with respect to any of ISS's capital stock.

    7.4 LIMITATION ON CAPITAL EXPENDITURES. Except with the written consent of SSi, expend or be committed to expend $80,000.00 or more in the aggregate for the acquisition of gross fixed or capital assets during the period commencing on the date hereof through the payment in full of all obligations of ISS to SSi.

    7.5 TRANSACTIONS WITH RELATED PERSONS. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable than would have been obtained in an "arms' length" dealing.

                         ARTICLE 8 - EVENTS OF DEFAULT

    8.1 EVENTS OF DEFAULT. The occurrence of any of the following shall, at SSi's option, constitute an "Event of Default" by ISS hereunder:

           (a) ISS shall fail to make any payment of principal or interest when due under this Agreement or to pay any fees or other charges when due, or ISS or any other Person shall fail to provide SSi with, or to perform any obligation under, any Credit Document;

           (b) Any representation or warranty made, or financial statement, certificate or other document provided, by ISS shall prove to have been false or misleading;

           (c) ISS shall fail to pay its debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors; an involuntary petition shall be filed under any bankruptcy law against ISS, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the property of ISS; or the dissolution or termination of business of ISS;

           (d) ISS shall fail to perform under this Agreement, any other Credit Document, the May 1993 Agreement, or any agreement related thereto or any other agreement involving the borrowing of money, the purchase or property, the advance of credit or any other monetary liability of any kind to any Person;

           (e) Any governmental or regulatory authority shall take any action, any defined benefit pension plan maintained by ISS shall have any unfunded liabilities, or any other event shall occur, any of which, in the judgment of SSi, might have a material adverse effect on the financial condition or business of ISS;

           (f) SSi shall not have a perfected security interest in (subordinate only to Silicon Valley Bank's Lien under the Silicon Valley Bank Credit Agreement), or shall deem itself insecure with respect to the value of, any collateral being held for obligations evidenced by the Credit Documents;

           (g) Any judgment(s) shall be entered against ISS or any involuntary Lien(s) of any kind or character shall attach to any assets or property of ISS any of which, in the judgment of SSi, might have a material adverse effect on the financial condition or business of ISS;

           (h) Without SSi's prior written consent, ISS's shareholders of record as of the date hereof shall cease to own a majority of the voting interest in ISS; or any change shall occur in the executive management of ISS or any change shall occur in the corporate or legal structure of ISS; or

           (i) ISS shall fail to perform any of its duties or obligations under any Credit Document not specifically referenced in this ARTICLE 8.

           If such default shall continue unremedied for a period of five (5) days after notice thereof to ISS from SSi, THEREUPON, SSi may do any one or more of the following:

           (a) declare, without presentment, demand, protest or notice of nonpayment or dishonor or any other notices or demands of any kind, all of which ISS hereby expressly waives, all amounts of principal and any and all other amounts due and owing under any Credit Documents to be immediately due and payable, whereupon all of such amounts and other amounts declared due and payable shall be and become immediately due and payable;

           (b) exercise any and all of the rights and remedies conferred upon SSi under this Agreement, the Security Agreement or any other Credit Document either concurrently or in such order as SSi may determine;

           (c) exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein, in the Security Agreement or otherwise available to it, all rights and remedies of a secured party after default under the Uniform Commercial Code in force and effect in the State of California at that time;

           (d) exercise any other right or remedy provided by contract or applicable law;

PROVIDED, that if such default cannot be cured with the payment of money, then ISS shall have an additional two (2) days to remedy any such default so long as ISS shall be diligently and in good faith seeking to remedy such default.

    8.2 SPECIAL REMEDIES UPON DEFAULT. In addition to the remedies set forth in this Article 8, upon the occurrence and continuance of an Event of Default, ISS shall and hereby does grant to SSi a perpetually royalty-free, non-exclusive license to commercially exploit any and all ISS patents and other technology of ISS, including, without limitation, its circuit design cell libraries and circuit macros, which ISS now or at the time of default possesses, and a perpetually royalty-free, non-exclusive license to manufacture, use and sell ISS Application Specific Integrated Circuit (ASIC) products which are non-proprietary to any third party. ISS shall take all actions reasonably requested by SSi to permit SSi to exploit such licenses.


                        ARTICLE 9 - GENERAL PROVISIONS

    9.1 NOTICES. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by United States mail, postage prepaid, or sent by telex or other authenticated message, charges prepaid and addressed as follows:


   TO ISS:                               TO SSI:
   Integrated Sensor Solutions, Inc.     Silicon Systems, Inc.
   625 River Oaks Parkway                14351 Myford Road
   San Jose, California 95134            Tustin, California 92680-7022

   Attn: President                       Attn: Corporate Counsel
   Tel. No.:  (408) 324-1044             Tel. No.:  (714)-573-6725
   Fax No.:  (408) 324-1055              Fax No.:  (714) 573-6908

        Each party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.

    9.2  DISPUTE RESOLUTION.

           (a) MANDATORY ARBITRATION. Any controversy or claim between or among the parties including but not limited to those arising out of or relating to this Agreement or any Credit Document, including any claim based on or arising from an alleged tort, shall be determined by arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in Orange County, California.
 All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph (a). Judgment upon the award rendered may be entered in any court having jurisdiction.

           (b) PROVISIONAL REMEDIES, SELF HELP, AND FORECLOSURE. No provision of, or the exercise of any rights under, subparagraph (a), shall limit the right of any party to exercise self help remedies such as setoff, to foreclose against any collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuant of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

    9.3 BINDING EFFECT. The Credit Documents shall be binding upon and inure to the benefit of ISS and SSi and their successors and assign's provided, however, that ISS may not assign or transfer ISS's rights or obligations under any Loan Document without SSi's prior written consent.

    9.4 NO WAIVER. Any waiver, consent or approval by SSi of any Event of Default or breach of any provision, condition, or covenant of any Credit Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach of default shall be deemed a waiver of any later breach or default of the same or any other provision of any Credit Document. No failure or delay on the part of SSi in exercising any power, right, or privilege under any Credit Document shall operate as a waiver thereof, and no single or partial exercise of as [SIC] such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.

    9.5 RIGHTS CUMULATIVE. All rights and remedies existing under the Credit Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract of applicable law.

    9.6 UNENFORCEABLE PROVISIONS. Any provision of any Credit Document executed by ISS which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Credit Document shall remain valid and enforceable.

    9.7 GOVERNING LAW. Except as may be otherwise expressly stated therein, the Credit Documents shall be governed by, and construed in accordance with, the laws of the State of California.

    9.8 ACCOUNTING TERMS. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP as in effect on the date of this Agreement.

    9.9 INDEMNIFICATION. ISS shall indemnify SSi against, and hold SSi harmless from, all claims, actions, losses, and expenses, including attorneys' fees and costs incurred by SSi, arising from any contention that ISS has failed to comply with any law, rule, regulation, order or directive applicable to ISS in connection herewith except for any such contention which is due to SSi's willful misconduct or gross negligence as finally determined by a court of competent jurisdiction. This indemnification shall survive the repayment of all principal and other amounts payable in connection with this Agreement, the Secured Note and any other Credit Documents.

    9.10 REIMBURSEMENT. Except as may otherwise be provided for in a written agreement between ISS and SSi entered into subsequent to the date hereof, ISS shall reimburse SSi for all costs and expenses, including, without limitation, reasonable attorneys' fees, expended or incurred by SSi in any arbitration, judicial reference, legal action or otherwise in connection with
(a) the enforcement of the Credit Documents, including, without limitation, during a workout, attempted workout, and/or in connection with the rendering of legal advice as to SSi's rights, remedies and obligations under the Credit Documents in connection therewith, (b) collecting any sum which becomes due and owing to SSi under any Credit Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights of SSi hereunder or under any Credit Document.

    9.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts which, when taken together, shall constitute but one original agreement.

    9.12 ENTIRE AGREEMENT. The Credit Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by ISS and SSi.

    9.13 CAPTIONS. The captions, headings and arrangements used in this Agreement are for convenience only and do not and shall not be deemed to effect, limit, amplify or modify the terms and provisions hereof.

    IN WITNESS WHEREOF, ISS and SSi have executed this Agreement as of the date set forth in the preamble.

INTEGRATED SENSOR
SOLUTIONS, INC.                          SILICON SYSTEMS, INC.

By: /s/ M.D. NAIK                      By: /s/ WILLIAM E. BENDISH
   ----------------------                 -----------------------

Name                                   Name
    ---------------------                  ----------------------

Title: President                       Title: Sr VP/CFO
      -------------------                    --------------------

                                  EXHIBIT A

                            [Form of Secured Note]

                           SECURED PROMISSORY NOTE

$678,683.54                                               December 1, 1995
                                                      San Jose, California



    FOR VALUE RECEIVED, INTEGRATED SENSOR SOLUTIONS, INC., a California corporation ("ISS"), hereby promises to pay to SILICON SYSTEMS, INC., a Delaware corporation ("SSi"), at the registered office of SSi, the principal sum of Six Hundred Seventy-Eight Thousand Six Hundred Eighty-Three Dollars and Fifty-Four Cents ($678,683.54), in lawful money of the United States of America and in immediately available funds, on or before the earlier of (i) December 1, 1996, or (ii) the consummation of a public offering by ISS of its Common Stock, in accordance with the terms and provisions of Credit Agreement dated December 1, 1995 between ISS and SSi (the "Credit Agreement"), and to pay interest on such principal amount, at such office, until such amount shall be paid in full, at the rates per annum and as provided for in the Credit Agreement.

    Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

    The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events. The obligations of ISS under this Note are secured pursuant to a Security Agreement dated December 1, 1995, between ISS and SSi (the "Security Agreement"), and all terms and conditions of the Credit Agreement and Security Agreement are incorporated herein.

    ISS waives presentment, demand, and notice of dishonor, protest and nonpayment.

    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN CALIFORNIA.

                                               INTEGRATED SENSOR SOLUTIONS, INC.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                  SCHEDULE 1
                                      TO
                              SECURITY AGREEMENT

                                 PRIOR LIENS


    Lien of Silicon Valley Bank pursuant to a Business Loan Agreement dated
June 7, 1995, between Silicon Valley Bank and ISS, as evidenced by the UCC-1 Financing Statement No. 95 17160725 filed with the California Secretary of State on June 19, 1995.

                                  SCHEDULE 2
                                      TO
                              SECURITY AGREEMENT

                            LOCATION OF COLLATERAL




Integrated Sensor Solutions, Inc.
625 River Oaks Parkway
San Jose, California 95134

                                      EXHIBIT C


         INVOICE #     INVOICE DATE      TOTAL
         ---------     ------------      -----
         102429         04/17/95      $ 36,626.70
         102429         04/17/95         6,626.70
         102487         04/18/95           619.18
         102499         04/19/95           700.00
         102550         04/21/95        39,620.28
         102548         04/21/95        14,704.22
         102547         04/21/95         6,993.69
         102531         04/21/95        16,126.05
         102746         04/28/95        25,000.00
         102747         05/02/95           371.54
         102854         05/02/95           289.00
         103047         05/09/95         3,094.83
         103048         05/09/95        12,558.48
         103034         05/09/95         2,259.99
         103061         05/10/95           333.75
         103082         05/11/95        53,043.19
         103071         05/11/95        20,301.96
         103232         05/16/95         1,080.00
         103231         05/16/95           148.00
         103330         05/18/95        11,984.10
         103338         05/19/95         7,388.80
         103337         05/19/95        29,098.70
         103342         05/19/95        14,904.42
         103341         05/19/95           980.34
          A-202         05/18/95         7,753.00
         103449         05/23/95         1,125.00
         103448         05/23/95         1,125.00
         103450         05/23/95           111.50
         103451         05/23/95           731.70
         103479         05/24/95         9,019.25
         103478         05/24/95         4,375.25
         103524         05/26/95        27,347.20
         103515         05/26/95        20,976.13
         103609         05/27/95        14,704.22
         103734         06/02/95         3,471.45
         103736         06/02/95         4,663.54
         103772         06/05/95        11,654.22
         103818         06/06/95         2,250.00

         INVOICE #     INVOICE DATE      TOTAL
         ---------     ------------      -----
         103819         06/06/95            81.20
         103888         06/08/95         2,333.69
         103887         06/08/95         4,663.69
         103892         06/08/95         2,144.45
         103893         06/08/95        10,619.60
         103894         06/08/95         1,370.75
         104014         06/16/95        27,038.75
         104204         06/16/95        11,200.00
         104025         06/16/95         4,900.00
         102429         04/17/95         6,626.70
         104084         06/19/95        18,178.00
         104172         06/23/95         9,423.30
         104339         06/23/95         2,250.00
         104471         06/30/95           123.90
         104703         07/12/95           251.72
         104780         07/17/95         8,492.58
         104937         07/21/95         1,400.00
         105083         07/26/95       114,258.55
         105220         07/31/95         3,649.19
         105315         08/07/95           365.85
         105336         08/08/95           126.08
         105579         08/18/95         1,506.13
         105813         08/21/95             2.89
         105912         08/29/95           757.18
         105980         08/31/95        10,321.87
         6384701        09/06/95         1,973.87
         6384901        09/07/95         3,507.49
         6333502        09/12/95         8,471.12
         4882822        09/15/95        53,737.00


         TOTAL                        $678,683.64